Exhibit 99.1

MATRIX SERVICE ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND FISCAL

YEAR ENDED JUNE 30, 2010

TULSA, OK – September 28, 2010 – Matrix Service Co. (Nasdaq: MTRX) today reported its financial results for the fourth quarter and fiscal year ended June 30, 2010.

Revenues for the fourth quarter ended June 30, 2010 were $140.7 million compared to $179.9 million in fiscal 2009. The decrease was primarily due to a lower overall level of spending by customers caused by weak industry conditions. Net income for the fourth quarter of fiscal 2010, adjusted for the charges discussed below, was $0.9 million, or $0.03 per fully diluted share (1). Net income was $6.7 million, or $0.26 per fully diluted share, in the comparable period a year earlier.

Fiscal year 2010 revenues were $550.8 million compared to $689.7 million in fiscal 2009. The decrease was primarily due to a lower overall level of spending in our core markets due to weak industry conditions that became evident in the third quarter of fiscal year 2009. Net income for fiscal 2010, adjusted for the charges discussed below, was $14.4 million, or $0.54 per fully diluted share (1). Net income was $30.6 million, or $1.16 per fully diluted share, in fiscal 2009.

Adjusted results for fiscal year 2010 exclude the following charges:

•

Loss on projects at a Gulf Coast site – We recorded a pretax charge of $4.6 million in the fourth quarter of fiscal 2010 and $5.4 million for the fiscal year ended June 30, 2010 caused by increased cost estimates on a series of projects at a customer site.

•

California pay practice class action lawsuits – We recorded a pretax charge of $3.1 million in the fourth quarter of fiscal 2010 and $5.1 million for the fiscal year ended June 30, 2010 related to the settlement of this legal matter.

•

Claims receivable write-down – We recorded pretax charges totaling $2.9 million in fiscal 2010 caused by a write-down of the value of claim receivables acquired in the February 2009 acquisition of S.M. Electric Company, Inc. (“SME”).

•

Claims receivable collection costs – Costs incurred to collect the claims acquired in the SME acquisition were higher than estimated and resulted in a pretax charge of $0.4 million in the fourth quarter of fiscal 2010 and $1.9 million for the fiscal year ended June 30, 2010.

GAAP net income (loss), fully reflecting these charges, was ($4.2) million, or ($0.16) per fully diluted share for the fourth quarter fiscal 2010, and $4.9 million, or $0.18 for the fiscal year ended June 30, 2010.

Backlog

Consolidated backlog increased $50.8 million, or 16.8% to $353.2 million as of June 30, 2010 compared to $302.4 million as of March 31, 2010.

Financial Position

At June 30, 2010, Matrix Service’s cash balance was $50.9 million. The Company did not borrow under its revolving credit facility during the twelve months ended June 30, 2010.

Earnings Guidance

“We are pleased with the recent backlog growth and are optimistic given the improvements we are seeing in our core markets,” said Michael J. Bradley, President and CEO of Matrix Service Company. “In fiscal 2011, our focus will be on growing profitable backlog, maintaining a strong financial position and continuing our cost optimization efforts as part of our long-term growth strategy. Our earnings for fiscal 2011 is expected to be in a range from $0.60 per fully diluted share to $0.80 per fully diluted share.”

Fraud Investigation Update

The Company will provide an update on its investigation into recently discovered fraudulent activities by current and former employees in one operating location in the United States in its Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

(1)

Adjusted net income is a non-GAAP financial measure that excludes the impact of the charges specifically discussed in this earnings release and the related earnings conference call. Management believes that results excluding these items are more meaningful and comparable to estimates provided by securities analysts and are useful in comparing operational trends of Matrix Service Company relative to its competitors. A reconciliation to the applicable GAAP measures is included at the end of this press release.

Conference Call Details

In conjunction with the press release, Matrix Service will host a conference call with Michael J. Bradley, president and CEO, and Thomas E. Long, vice president and CFO. The call will take place at 5:00 p.m. (Eastern) / 4:00 p.m. (Central) today and will be simultaneously broadcast live over the Internet at www.matrixservice.com or www.vcall.com. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. The online archive of the broadcast will be available within one hour of completion of the live call.

About Matrix Service Company

Matrix Service Company provides engineering, construction and repair and maintenance services principally to the petroleum, petrochemical, power, bulk storage terminal, pipeline and industrial gas industries.

The Company is headquartered in Tulsa, Oklahoma, with regional operating facilities located in California, Delaware, Illinois, Michigan, New Jersey, Oklahoma, Pennsylvania, Texas, and Washington in the U.S. and in Canada.

This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate,” “continues,” “expect,” “forecast,” “outlook,” “believe,” “estimate,” “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those factors discussed in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company’s operations and its financial condition. We undertake no obligation to update information contained in this release.

For more information, please contact:

Matrix Service Company

Tom Long

Vice President and CFO

T: 918-838-8822

E: telong@matrixservice.com

Matrix Service Company

Consolidated Statements of Income

(In thousands, except per share data)

	Twelve Months Ended			One Month Ended
	June 30, 2010	May 31, 2009	May 31, 2008	June 30, 2009

Revenues	$550,814	$689,720	$731,301	$45,825
Cost of revenues	497,892	595,397	656,184	40,676

Gross profit	52,922	94,323	75,117	5,149
Selling, general and administrative expenses	45,169	47,006	40,566	3,570

Operating income	7,753	47,317	34,551	1,579

Other income (expense):
Interest expense	(672)	(563)	(890)	(91)
Interest income	79	330	82	17
Other	250	675	(27)	98

Income before income tax expense	7,410	47,759	33,716	1,603
Provision for federal, state and foreign income taxes	2,534	17,170	12,302	609

Net income	$4,876	$30,589	$21,414	$994

Basic earnings per common share	$0.19	$1.17	$0.81	$0.04

Diluted earnings per common share	$0.18	$1.16	$0.80	$0.04

Weighted average common shares outstanding:
Basic	26,275	26,121	26,427	26,192
Diluted	26,499	26,390	26,875	26,434

Matrix Service Company

Consolidated Balance Sheets

(In thousands)

	June 30, 2010	May 31, 2009

Assets
Current assets:
Cash and cash equivalents	$50,899	$34,553
Accounts receivable, less allowances (2010 - $1,404; 2009 - $710)	87,327	122,283
Costs and estimated earnings in excess of billings on uncompleted contracts	40,920	35,619
Inventories	3,451	4,926
Income tax receivable	1,779	647
Deferred income taxes	8,073	4,843
Prepaid expenses	4,557	3,935
Other current assets	1,519	3,044

Total current assets	198,525	209,850

Property, plant and equipment, at cost:
Land and buildings	27,859	27,319
Construction equipment	52,086	53,925
Transportation equipment	19,192	17,971
Furniture and fixtures	14,358	14,527
Construction in progress	1,251	812

	114,746	114,554
Accumulated depreciation	(61,817)	(55,745)

	52,929	58,809

Goodwill	27,216	25,768
Other intangible assets	4,141	4,571
Other assets	1,997	4,453

Total assets	$284,808	$303,451

Matrix Service Company

Consolidated Balance Sheets (continued)

(In thousands, except share data)

	June 30, 2010	May 31, 2009

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$44,769	$48,668
Billings on uncompleted contracts in excess of costs and estimated earnings	28,877	51,305
Accrued insurance	8,257	7,612
Accrued wages and benefits	13,538	16,566
Current capital lease obligation	772	1,039
Other accrued expenses	6,572	2,200

Total current liabilities	102,785	127,390

Long-term capital lease obligation	259	850
Deferred income taxes	4,179	4,822

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock - $.01 par value; 60,000,000 shares authorized; 27,888,217 shares issued as of June 30, 2010 and May 31, 2009	279	279
Additional paid-in capital	111,637	110,272
Retained earnings	81,252	75,393
Accumulated other comprehensive income	495	596

	193,663	186,540

Less treasury stock, at cost – 1,546,512 and 1,696,517 shares as of June 30, 2010 and May 31, 2009	(16,078)	(16,151)

Total stockholders’ equity	177,585	170,389

Total liabilities and stockholders’ equity	$284,808	$303,451

Results of Operations

(In thousands)

	Construction Services	Repair and Maintenance Services	Other	Total

Three Months Ended June 30, 2010

Gross revenues	$89,453	$54,048	$—	$143,501
Less: Inter-segment revenues	2,773	2	—	2,775

Consolidated revenues	86,680	54,046	—	140,726
Gross profit	1,287	2,483	—	3,770
Operating income (loss)	(5,195)	(1,494)	—	(6,689)
Segment assets	131,079	93,224	60,505	284,808
Capital expenditures	60	151	1,032	1,243
Depreciation and amortization expense	1,602	1,269	—	2,871

Three Months Ended May 31, 2009

Gross revenues	$106,171	$79,393	$—	$185,564
Less: Inter-segment revenues	5,685	8	—	5,693

Consolidated revenues	100,486	79,385	—	179,871
Gross profit	13,821	9,501	—	23,322
Operating income	6,360	4,710	—	11,070
Segment assets	154,817	112,929	35,705	303,451
Capital expenditures	225	491	649	1,365
Depreciation and amortization expense	1,928	1,215	—	3,143

Twelve Months Ended June 30, 2010

Gross revenues	$333,937	$229,774	$—	$563,711
Less: Inter-segment revenues	12,683	214	—	12,897

Consolidated revenues	321,254	229,560	—	550,814
Gross profit	34,374	18,548	—	52,922
Operating income	5,957	1,796	—	7,753
Segment assets	131,079	93,224	60,505	284,808
Capital expenditures	625	1,233	3,444	5,302
Depreciation and amortization expense	6,578	5,173	—	11,751

Twelve Months Ended May 31, 2009

Gross revenues	$422,223	$295,579	$—	$717,802
Less: Inter-segment revenues	26,983	1,099	—	28,082

Consolidated revenues	395,240	294,480	—	689,720
Gross profit	50,959	43,364	—	94,323
Operating income	22,111	25,206	—	47,317
Segment assets	154,817	112,929	35,705	303,451
Capital expenditures	2,586	2,316	5,081	9,983
Depreciation and amortization expense	6,271	4,489	—	10,760

One Month Ended June 30, 2009

Gross revenues	$29,224	$17,297	$—	$46,521
Less: Inter-segment revenues	693	3	—	696

Consolidated revenues	28,531	17,294	—	45,825
Gross profit	3,251	1,898	—	5,149
Operating income	1,141	438	—	1,579
Capital expenditures	121	64	163	348
Depreciation and amortization expense	543	451	—	994

Segment Revenue from External Customers by Industry Type

(In thousands)

	Construction Services	Repair and Maintenance Services	Total

Three Months Ended June 30, 2010
Aboveground Storage Tanks	$40,147	$21,261	$61,408
Downstream Petroleum	17,753	25,683	43,436
Electrical and Instrumentation	24,273	7,102	31,375
Specialty	4,507	—	4,507

Total	$86,680	$54,046	$140,726

Three Months Ended May 31, 2009
Aboveground Storage Tanks	$40,049	$29,950	$69,999
Downstream Petroleum	29,962	41,545	71,507
Electrical and Instrumentation	21,808	7,890	29,698
Specialty	8,667	—	8,667

Total	$100,486	$79,385	$179,871

Twelve Months Ended June 30, 2010
Aboveground Storage Tanks	$135,883	$91,085	$226,968
Downstream Petroleum	87,003	114,976	201,979
Electrical and Instrumentation	71,999	23,499	95,498
Specialty	26,369	—	26,369

Total	$321,254	$229,560	$550,814

Twelve Months Ended May 31, 2009
Aboveground Storage Tanks	$177,821	$166,348	$344,169
Downstream Petroleum	144,179	106,149	250,328
Electrical and Instrumentation	45,874	21,983	67,857
Specialty	27,366	—	27,366

Total	$395,240	$294,480	$689,720

One Month Ended June 30, 2009
Aboveground Storage Tanks	$10,267	$8,634	$18,901
Downstream Petroleum	8,593	7,039	15,632
Electrical and Instrumentation	7,459	1,621	9,080
Specialty	2,212	—	2,212

Total	$28,531	$17,294	$45,825

Backlog

We define backlog as the total dollar amount of revenues that we expect to recognize as a result of performing work that has been awarded to us through a signed contract that we consider firm. The following contract types are considered firm:

•	fixed-price arrangements;

•	minimum customer commitments on cost plus arrangements; and

•	certain time and material contracts in which the estimated contract value is firm or can be estimated with a reasonable amount of certainty in both timing and amounts.

For long-term maintenance contracts we include only the amounts that we expect to recognize into revenue over the next 12 months. For all other arrangements, we calculate backlog as the estimated contract amount less revenues recognized as of the reporting date.

The following table provides a summary of changes in our backlog for the three months ended June 30, 2010:

	Construction Services	Repair and Maintenance Services	Total
	(In thousands)
Backlog as of March 31, 2010	$150,413	$152,009	$302,422
New backlog awarded	133,942	57,578	191,520
Backlog cancelled	—	—	—
Revenue recognized on contracts in backlog	(86,680)	(54,046)	(140,726)

Backlog as of June 30, 2010	$197,675	$155,541	$353,216

The following table provides a summary of changes in our backlog for the twelve months ended June 30, 2010:

	Construction Services	Repair and Maintenance Services	Total
	(In thousands)
Backlog as of June 30, 2009	$224,260	$167,837	$392,097
New backlog awarded	312,907	217,264	530,171
Backlog cancelled	(18,238)	—	(18,238)
Revenue recognized on contracts in backlog	(321,254)	(229,560)	(550,814)

Backlog as of June 30, 2010	$197,675	$155,541	$353,216

Reconciliation of Non-GAAP Financial Measures – Quarter and Year Ended June 30, 2010

	Year Ended June 30, 2010
	Construction Services				Repair and Maintenance Services				Consolidated
	As Reported	Special Items (1)		Adjusted	As Reported	Special Items (1)		Adjusted	As Reported	Special Items (1)	Adjusted
	(In thousands, except percentages and earnings per share)

Gross profit	$34,374	$7,671	(2)	$42,045	$18,548	$2,793	(4)	$21,341	$52,922	$10,464	$63,386
Gross margin	10.7%			13.4%	8.1%			9.3%	9.6%		11.7%
Operating income	$5,957	$12,528	(3)	$18,485	$1,796	$2,816	(4)	$4,612	$7,753	$15,344	$23,097
Net income									$4,876	$9,513	$14,389
Earnings per share - diluted									$0.18	$0.36	$0.54

	Quarter Ended June 30, 2010
	Construction Services				Repair and Maintenance Services				Consolidated
	As Reported	Special Items (1)		Adjusted	As Reported	Special Items (1)		Adjusted	As Reported	Special Items (1)	Adjusted
	(In thousands, except percentages and earnings per share)\

Gross profit	$1,287	$6,045	(5)	$7,332	$2,482	$1,716	(4)	$4,198	$3,769	$7,761	$11,530
Gross margin	1.5%			8.4%	4.6%			7.8%	2.7%		8.1%
Operating income (loss)	$(5,195)	$6,485	(6)	$1,290	$(1,494)	$1,716	(4)	$222	$(6,689)	$8,201	$1,512
Net income (loss)									$(4,229)	$5,085	$856
Earnings (loss) per share - diluted									$(0.16)	$0.19	$0.03

(1)	These items are referred to as "Non-routine Charges" and "Significant Loss on Projects" in Part II, Item 7. of the June 30, 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)	Includes $5.4 million related to the loss on projects at a Gulf Coast site and $2.3 million related to the California pay practice class action lawsuits.

(3)	Includes $5.4 million related to the loss on projects at a Gulf Coast site, $2.3 million related to the California pay practice class action lawsuits, $2.9 million related to a claims receivable write-down and $1.9 million for excess collection costs on claims receivable.

(4)	Charge related to California pay practice class action lawsuits.

(5)	Includes $4.6 million related to the loss on projects at a Gulf Coast site and $1.4 million related to the California pay practice class action lawsuits.

(6)	Includes $4.6 million related to the loss on projects at a Gulf Coast site, $1.4 million related to the California pay practice class action lawsuits and $0.4 million for excess collection costs on claims receivable.